EXHIBIT 10.3

FORM OF AMENDMENT
TO
EMPLOYMENT AGREEMENT
DATED AS OF MARCH 1, 2007, AS AMENDED

          This Amendment (the “Amendment”) to the Employment Agreement (as defined below), is made as of the October 30, 2009 among Rodman & Renshaw Holding, LLC, a Delaware limited liability company (“Holding”), having its principal place of business at 1251 Avenue of the Americas, New York, New York 10020, Rodman & Renshaw, LLC, a Delaware limited liability company (“R&R””), having its principal place of business at 1251 Avenue of the Americas, New York, New York 10020, Rodman & Renshaw Capital Group, Inc., a Delaware corporation (“Rodman”), having its principal place of business at 1251 Avenue of the Americas, New York, New York 10020 and Michael Vasinkevich (the “Executive”), an individual, having his principal place of business at 1251 Avenue of the Americas, New York, New York 10020.

W I T N E S S E T H:

          WHEREAS, Holding, R&R and Executive are parties to an Employment Agreement, dated as of March 1, 2007 and amended as of July 10, 2007 (the “Employment Agreement”); and

          WHEREAS, pursuant to the terms of the Employment Agreement, Executive serves as a Senior Managing Director of R&R and a senior executive of Holding; and

          WHEREAS, the current term of the Employment Agreement expires February 28, 2010; and

          WHEREAS, Holding, R&R and Executive each have expressed a desire to amend the terms of the Employment Agreement as more particularly set forth herein; and

          WHEREAS, Rodman has agreed to be bound by the terms of the Employment Agreement as set forth herein.

          NOW, THEREFORE, in consideration of the premises set forth above, the mutual agreements, covenants and representations set forth below and other good and valuable consideration, the parties hereto agree as follows:

          1.          Except to the extent otherwise set forth herein, all capitalized terms used in this Amendment shall have the meaning ascribed to such term in the Employment Agreement.

          2.          Holding hereby assigns all of its rights, obligations and duties under the Employment Agreement to Rodman, the corporate parent of Holding, and Rodman hereby accepts such assignment and undertakes to perform and execute all of Holdings’

duties and obligations under the Employment Agreement. Executive hereby consents to such assignment and hereby agrees to render the services required of him under the Employment Agreement to Rodman in place of Holding.

          3.          All references in the Employment Agreement to: (i) “Rodman & Renshaw Holding, LLC, a Delaware limited liability company” shall hereafter be references to Rodman & Renshaw Capital Group, Inc., a Delaware corporation”; (ii) “Holding” shall hereafter be references to Rodman; (iii) the “Company” shall hereafter be references to Rodman; and (iv) the “Board” shall hereafter be references to the board of directors of Rodman.

          4.          Section 2 of the Employment Agreement is hereby amended by striking “2010” appearing in the first sentence and substituting in lieu thereof “2011”.

          5.          Except as otherwise set forth in this Amendment, all of the terms and conditions, representations and warrants, agreements and covenants set forth in the Employment Agreement shall continue in full force and effect for the periods set forth therein.

          IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Amendment as of the date first above written.

RODMAN & RENSHAW HOLDING, LLC

By:

Name:
Title:

RODMAN & RENSHAW, LLC

By:

Name:
Title

RODMAN & RENSHAW CAPITAL GROUP, INC.

By:

Name:
Title:

MICHAEL VASINKEVICH